UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2007

FTI CONSULTING, INC.

(Exact name of registrant as specified in charter)

Maryland	001-14875	52-1261113
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 East Pratt Street, Suite 1400, Maryland 21202

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (410) 951-4800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05.	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On August 1, 2007, the Board of Directors (the “Board”) of FTI Consulting, Inc. (“FTI”) authorized the amendment and restatement of FTI’s Policy on Ethics and Business Conduct (“Amended and Restated Code of Conduct”), which was previously filed as Exhibit 14.0 to FTI’s Current Report on Form 8-K dated September 17, 2004, filed with the Securities and Exchange Commission on September 23, 2004. The Code of Conduct has been amended to incorporate more detailed provisions regarding gifts and gratuities, protection of confidential information, and computer, internet and e-mail policies. The Code of Conduct also introduces a set of new provisions that reflect FTI’s international footprint, including sections on export controls, economic sanctions and anti-boycott laws, relationships with public officials, and bribery, kickback and fraud. The Code of Conduct continues to serve as the umbrella policy that covers FTI’s Policy on Conflicts of Interest, Policy Statement on Inside Information and Insider Trading, as well as the new freestanding Anti-Corruption Policy approved by the Board on August 1, 2007. The Anti-Corruption Policy mandates strict compliance with the Federal Corrupt Practices Act and all other applicable anti-bribery laws and regulations.

All of FTI’s corporate governance policies, including the Amended and Restated Code of Conduct and the Anti-Corruption Policy adopted on August 1, 2007, have been posted on FTI’s website at http://www.fticonsulting.com/web/about/Governance.html. FTI’s corporate Secretary will also provide copies, free of charge, upon written request to FTI Consulting, Inc., 500 East Pratt Street, Suite 1400, Baltimore, MD 21202.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits

Exhibit No.	Description
14.0	Policy on Ethics and Business Conduct, as Amended and Restated Effective August 1, 2007

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, FTI has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FTI CONSULTING, INC.

Dated: August 2, 2007	By:	/s/ Theodore I. Pincus
Theodore I. Pincus
Executive Vice President and
Co-Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description
14.0	Policy on Ethics and Business Conduct, as Amended and Restated Effective August 1, 2007